UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Financial Officer

On July 21, 2023, the Board of Directors (the “Board”) of Sagimet Biosciences Inc. (the “Company”) appointed Anthony Rimac to Chief Financial Officer, principal financial officer and principal accounting officer of the Company to be effective August 1, 2023. Mr. Rimac has served as the Company’s Chief Operating Officer since April 2023 and is party to an Executive Employment Agreement with the Company, dated as of April 10, 2023, filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 23, 2023. All terms of Mr. Rimac’s employment agreement remain unmodified and in full force and effect. The Board has not yet made any determination with respect to a change in Mr. Rimac’s compensation related to the appointment. The Company will file an amendment to this Current Report on Form 8-K with respect to any amendment to Mr. Rimac’s employment agreement or material change in his compensation.

Mr. Rimac’s biography can be found in the Company’s Registration Statement on Form S-1 filed with the SEC on June 23, 2023, as amended, which is incorporated herein by reference. There are no family relationships between Mr. Rimac and the Company’s existing directors and officers. In addition, Mr. Rimac is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: July 27, 2023	By:	/s/ David Happel
David Happel
Chief Executive Officer